UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2023

Pinterest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 762-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2023, Pinterest, Inc. (the “Company”) appointed Scott Schenkel to the Company’s Board of Directors (the “Board”) as a Class II director effective September 15, 2023. The Board has affirmatively determined that Mr. Schenkel is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Schenkel has also been appointed to the Company’s Audit and Risk Committee effective as of September 15, 2023.

There are no arrangements or understandings between Mr. Schenkel and any other person pursuant to which Mr. Schenkel was appointed as a director. Mr. Schenkel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Schenkel will receive compensation consistent with that received by the Company’s other non-employee directors, as described in the Company’s proxy statement on Schedule 14A for the 2023 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 12, 2023.

Mr. Schenkel will enter into an indemnification agreement with the Company in the same form as entered into with other directors, which is filed as an exhibit to Amendment No. 2, filed April 8, 2019, to the Company’s Registration Statement on Form S-1 (Registration No, 333-230458).

Item 7.01	Regulation FD Disclosure.

Appointment of New Director

On September 19, 2023, the Company issued a press release relating to Mr. Schenkel’s appointment. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Investor Day Presentation

On September 19, 2023, the Company presented information regarding the Company’s financial performance and outlook, current Q3 2023 revenue outlook, market opportunity, long range financial model and certain other information to investors, analysts, members of the press and the general public at the Company’s Investor Day event. A copy of the presentation, which includes forward-looking statements and related risks is included with this Form 8-K for convenience and attached hereto as Exhibit 99.2.

Share Repurchase Program

On September 16, 2023, the Board authorized a stock repurchase program of up to $1 billion of its Class A common stock. Under the stock repurchase program, the Company is authorized to repurchase, from time-to-time, shares of its Class A common stock through open market purchases, in privately negotiated transactions or in such other manner as permitted by securities law and as determined by management at such time and in such amounts as management may decide. The program does not obligate the Company to repurchase any specific number of shares and may be modified, suspended or discontinued at any time. The timing, manner, price and amount of any repurchases are determined by the Company in its discretion and depend on a variety of factors, including legal requirements, price and economic and market conditions.

The information in this item 7.01 and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our stock repurchase program. Words such as “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “could,” “predicts,” “commitments,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: changes in macroeconomic conditions, the capital markets, and our business plans or strategies. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the quarter year ended June 30, 2023, which is available on our investor relations website at investor.pinterestinc.com and on the Securities Exchange Commission website at www.sec.gov. All information provided in this Current Report is as of September 19, 2023. Undue reliance should not be placed on the forward-looking statements in this Current Report, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 19, 2023

99.2	Pinterest, Inc. Investor Presentation dated September 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: September 19, 2023	By:	/s/ Julia Brau Donnelly
Julia Brau Donnelly
Chief Financial Officer